Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
April 23, 2019	Bob Varettoni
908.559.6388
robert.a.varettoni@verizon.com

Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

Verizon reports strong 1Q operational performance, while
raising earnings guidance for full-year 2019

1Q 2019 highlights
Consolidated:

•	$1.22 in earnings per share (EPS), compared with $1.11 in 1Q 2018; adjusted EPS (non-GAAP) of $1.20, excluding a special item, compared with $1.17 in 1Q 2018.

•	Total consolidated revenue growth of 1.1 percent year over year, to $32.1 billion.
Wireless:

•	61,000 retail postpaid net additions, including 174,000 postpaid smartphone net additions.

•	Retail postpaid churn of 1.12 percent, and retail postpaid phone churn of 0.84 percent.

•	Service revenue growth of 4.4 percent year over year.

•	Total revenue growth of 3.7 percent year over year to $22.7 billion.
Wireline:

•	52,000 Fios Internet net additions; Fios total revenue growth of 3.6 percent year over year.

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NEW YORK - As the 5G mobility era begins, Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported first-quarter 2019 results highlighted by continued wireless service revenue growth and strong earnings per share.
“Verizon began 2019 by extending our leadership position in 4G, driving innovation in 5G and expanding our high-valued customer relationships,” said Chairman and CEO Hans Vestberg. “2019 is shaping up to be an exciting year for Verizon. We are leading the world in the development of new technologies with the launch of our 5G Ultra Wideband network. Our ambition remains unchanged to provide the most advanced next-generation networks in the world.”
For first-quarter 2019, Verizon reported EPS of $1.22, compared with $1.11 in first-quarter 2018. On an adjusted basis (non-GAAP), first-quarter 2019 EPS was $1.20, excluding a special item, compared with adjusted EPS of $1.17 in first-quarter 2018. Verizon’s first-quarter 2019 EPS included a 2 cent benefit due to a pension re-measurement triggered by the company's Voluntary Separation Program.
In first-quarter 2019, Verizon faced headwinds as a result of a reduction in benefits from the adoption of a revenue recognition standard, primarily due to the deferral of commission expense, and the adoption of a lease accounting standard. The combined impact was a 4 cent year-over-year headwind to EPS.

Consolidated results
Total consolidated operating revenues in first-quarter 2019 were $32.1 billion, up 1.1 percent from first-quarter 2018, primarily driven by strong wireless service revenue growth.
Cash flow from operations totaled $7.1 billion in first-quarter 2019, an increase of approximately $400 million year over year. This increase was driven by the continued momentum in Verizon's operating businesses and lower discretionary employee benefits contributions, partially offset by the first -- and largest -- of three payments related to the Voluntary Separation Program.
First-quarter 2019 capital expenditures totaled $4.3 billion. Verizon's capital expenditures continue to support the launch and continued build-out of its 5G Ultra Wideband network, the growth in data and video traffic on the company's 4G LTE network, the deployment of significant fiber in markets nationwide and the upgrade to Verizon's Intelligent Edge Network.

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In 2018, Verizon announced a goal to achieve $10 billion in cumulative cash savings by 2021. This initiative has yielded approximately $3.0 billion of cumulative cash savings since this program began. By the end of first-quarter 2019, Verizon completed the first two phases of its Voluntary Separation Program and realized approximately $180 million of expense savings. These savings are expected to contribute to the company's cumulative cash savings goal.
For first-quarter 2019, Verizon Media revenues were $1.8 billion, down 7.2 percent year over year. Declines in desktop advertising continue to more than offset growth in mobile and native advertising.
Net income was $5.2 billion in first-quarter 2019. EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) totaled approximately $12.2 billion. Consolidated operating income margin was 24.0 percent. Consolidated EBITDA margin (non-GAAP) was 38.1 percent in first-quarter 2019, compared with 36.4 percent in first-quarter 2018. Adjusted EBITDA margin (non-GAAP) in first-quarter 2019 was 37.2 percent.

Wireless results

•
Verizon reported 61,000 retail postpaid net additions in first-quarter 2019, consisting of 44,000 phone net losses and tablet net losses of 156,000, offset by 261,000 other connected device net additions, primarily wearables. Postpaid smartphone net additions were 174,000.

•	Total revenues were $22.7 billion, an increase of 3.7 percent year over year, primarily driven by continued strong service revenue performance.

•
Service revenues increased 4.4 percent in first-quarter 2019, driven by customer step-ups to higher-priced plans, contributions from strong retail postpaid net additions in fourth-quarter 2018 and an increase in connections per account.

•	Total retail postpaid churn was 1.12 percent in first-quarter 2019, and retail postpaid phone churn was 0.84 percent.

•
Segment operating income was $8.5 billion, an increase of 5.2 percent year over year. Segment EBITDA (non-GAAP) totaled $10.8 billion in first-quarter 2019, an increase of 2.7 percent year over year. Segment EBITDA margin (non-GAAP) was 47.4 percent, including approximately 85 basis points in headwinds primarily from the deferral of commission expense and the new lease accounting standard.

Wireline results

•
Total wireline revenues decreased 3.9 percent year over year in first-quarter 2019 to $7.3 billion, as growth in high-quality fiber products was offset by pricing pressures on legacy products and technology shifts.

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•
Total Fios revenues grew 3.6 percent year over year to $3.1 billion. In first-quarter 2019, Verizon added a net of 52,000 Fios Internet connections and lost a net of 53,000 Fios Video connections, continuing to reflect the shift from traditional linear video to over-the-top offerings.

•
Wireline operating loss was $88 million in first-quarter 2019, and segment operating loss margin was 1.2 percent. Segment EBITDA (non-GAAP) was $1.5 billion in first-quarter 2019. Segment EBITDA margin (non-GAAP) was 20.3 percent in first-quarter 2019, compared with 21.2 percent in first-quarter 2018.

Outlook and guidance
Based on the strength of the operational trends in the underlying business, Verizon is raising earnings guidance for full-year 2019:

•
The company expects low single-digit percentage growth in adjusted EPS, excluding the impact of the new lease accounting standard. This is an increase from prior guidance for 2019 adjusted EPS to be similar to 2018, excluding the impact of the new lease accounting standard.

Verizon also expects the following:

•	Low single-digit percentage growth in full-year consolidated revenues on a GAAP reported basis.

•	The effective tax rate for full-year 2019 to be in the range of 24 percent to 26 percent.

•	Cash taxes to be $2 billion to $3 billion higher than in 2018 due to benefits that were realized in 2018 that are not expected to repeat in 2019.

•	Capital spending for 2019 to be in the range of $17 billion to $18 billion, including the expanded commercial launch of 5G.
NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York City, generated revenues of $130.9 billion in 2018. The company operates America’s most reliable wireless network and the nation’s premier all-fiber network, and delivers integrated solutions to businesses worldwide. With brands like Yahoo, TechCrunch and HuffPost, the company’s media group helps consumers stay informed and entertained, communicate and transact, while creating new ways for advertisers and partners to connect. Verizon’s corporate responsibility prioritizes the environmental, social and governance issues most relevant to its business and impact to society.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future

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results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.

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Verizon Communications Inc.
Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 3/31/19	3 Mos. Ended 3/31/18	% Change

Operating Revenues
Service revenues and other	$27,197	$26,732	1.7
Wireless equipment revenues	4,931	5,040	(2.2)
Total Operating Revenues	32,128	31,772	1.1

Operating Expenses
Cost of services	7,792	7,946	(1.9)
Wireless cost of equipment	5,198	5,309	(2.1)
Selling, general and administrative expense	7,198	6,844	5.2
Depreciation and amortization expense	4,231	4,324	(2.2)
Total Operating Expenses	24,419	24,423	—

Operating Income	7,709	7,349	4.9
Equity in losses of unconsolidated businesses	(6)	(19)	(68.4)
Other income (expense), net	295	(75)	*
Interest expense	(1,210)	(1,201)	0.7
Income Before Provision For Income Taxes	6,788	6,054	12.1
Provision for income taxes	(1,628)	(1,388)	17.3
Net Income	$5,160	$4,666	10.6

Net income attributable to noncontrolling interests	$128	$121	5.8
Net income attributable to Verizon	5,032	4,545	10.7
Net Income	$5,160	$4,666	10.6

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.22	$1.11	9.9
Weighted average number of common shares (in millions)	4,138	4,104

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.22	$1.11	9.9
Weighted average number of common shares-assuming dilution (in millions)	4,140	4,107
Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

*	Not meaningful

Verizon Communications Inc.
Condensed Consolidated Balance Sheets
(dollars in millions)

Unaudited	3/31/19	12/31/18	$ Change

Assets
Current assets
Cash and cash equivalents	$2,322	$2,745	$(423)
Accounts receivable, net	24,469	25,102	(633)
Inventories	1,417	1,336	81
Prepaid expenses and other	5,189	5,453	(264)
Total current assets	33,397	34,636	(1,239)

Property, plant and equipment	254,457	252,835	1,622
Less accumulated depreciation	166,608	163,549	3,059
Property, plant and equipment, net	87,849	89,286	(1,437)
Investments in unconsolidated businesses	674	671	3
Wireless licenses	94,237	94,130	107
Goodwill	24,635	24,614	21
Other intangible assets, net	9,608	9,775	(167)
Operating lease right-of-use assets	23,105	—	23,105
Other assets	10,442	11,717	(1,275)
Total assets	$283,947	$264,829	$19,118

Liabilities and Equity
Current liabilities
Debt maturing within one year	$8,614	$7,190	$1,424
Accounts payable and accrued liabilities	18,664	22,501	(3,837)
Current operating lease liabilities	2,997	—	2,997
Other current liabilities	8,332	8,239	93
Total current liabilities	38,607	37,930	677

Long-term debt	105,045	105,873	(828)
Employee benefit obligations	17,888	18,599	(711)
Deferred income taxes	34,344	33,795	549
Non-current operating lease liabilities	18,971	—	18,971
Other liabilities	11,632	13,922	(2,290)
Total long-term liabilities	187,880	172,189	15,691

Equity
Common stock	429	429	—
Additional paid in capital	13,418	13,437	(19)
Retained earnings	46,493	43,542	2,951
Accumulated other comprehensive income	2,216	2,370	(154)
Common stock in treasury, at cost	(6,825)	(6,986)	161
Deferred compensation – employee stock ownership plans and other	125	353	(228)
Noncontrolling interests	1,604	1,565	39
Total equity	57,460	54,710	2,750
Total liabilities and equity	$283,947	$264,829	$19,118

Verizon Communications Inc.
Selected Financial and Operating Statistics

Unaudited	3/31/19	12/31/18

Total debt (in millions)	$113,659	$113,063
Net debt (in millions)	$111,337	$110,318
Net unsecured debt (in millions)	$100,951	$100,242
Net debt / Consolidated Adjusted EBITDA(1)	2.3x	2.3x
Net unsecured debt / Consolidated Adjusted EBITDA(1)	2.1x	2.1x
Common shares outstanding end of period (in millions)	4,136	4,132
Total employees (‘000)	139.4	144.5
Quarterly cash dividends declared per common share	$0.6025	$0.6025
Footnotes:

(1)	Consolidated adjusted EBITDA excludes the effects of non-operational items and special items.

Verizon Communications Inc.
Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/19	3 Mos. Ended 3/31/18	$ Change

Cash Flows from Operating Activities
Net Income	$5,160	$4,666	$494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,231	4,324	(93)
Employee retirement benefits	(195)	(151)	(44)
Deferred income taxes	459	702	(243)
Provision for uncollectible accounts	319	239	80
Equity in losses of unconsolidated businesses, net of dividends received	21	30	(9)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(2,702)	(2,033)	(669)
Discretionary employee benefits contributions	(300)	(1,000)	700
Other, net	88	(129)	217
Net cash provided by operating activities	7,081	6,648	433

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(4,268)	(4,552)	284
Acquisitions of businesses, net of cash acquired	(25)	(32)	7
Acquisitions of wireless licenses	(104)	(970)	866
Other, net	(406)	269	(675)
Net cash used in investing activities	(4,803)	(5,285)	482

Cash Flows from Financing Activities
Proceeds from long-term borrowings	2,131	1,956	175
Proceeds from asset-backed long-term borrowings	1,117	1,178	(61)
Repayments of long-term borrowings and finance lease obligations	(2,963)	(2,984)	21
Repayments of asset-backed long-term borrowings	(813)	—	(813)
Dividends paid	(2,489)	(2,407)	(82)
Other, net	360	941	(581)
Net cash used in financing activities	(2,657)	(1,316)	(1,341)

Increase (decrease) in cash, cash equivalents and restricted cash	(379)	47	(426)
Cash, cash equivalents and restricted cash, beginning of period	3,916	2,888	1,028
Cash, cash equivalents and restricted cash, end of period	$3,537	$2,935	$602

Verizon Communications Inc.
Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/19	3 Mos. Ended 3/31/18	% Change

Operating Revenues
Service	$16,072	$15,402	4.4
Equipment	4,931	5,040	(2.2)
Other	1,697	1,458	16.4
Total Operating Revenues	22,700	21,900	3.7

Operating Expenses
Cost of services	2,456	2,215	10.9
Cost of equipment	5,198	5,309	(2.1)
Selling, general and administrative expense	4,281	3,899	9.8
Depreciation and amortization expense	2,299	2,428	(5.3)
Total Operating Expenses	14,234	13,851	2.8

Operating Income	$8,466	$8,049	5.2
Operating Income Margin	37.3%	36.8%

Segment EBITDA	$10,765	$10,477	2.7
Segment EBITDA Margin	47.4%	47.8%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

Verizon Communications Inc.
Wireless – Selected Operating Statistics

Unaudited	3/31/19	3/31/18	% Change
Connections (‘000)
Retail postpaid	113,407	111,114	2.1
Retail prepaid	4,479	5,068	(11.6)
Total retail	117,886	116,182	1.5

Unaudited	3 Mos. Ended 3/31/19	3 Mos. Ended 3/31/18	% Change
Net Add Detail (‘000) (1)
Retail postpaid	61	260	(76.5)
Retail prepaid	(176)	(335)	47.5
Total retail	(115)	(75)	(53.3)
Account Statistics
Retail postpaid accounts (‘000) (2)	35,338	35,333	—
Retail postpaid connections per account (2)	3.21	3.14	2.2
Retail postpaid ARPA (3)	$136.68	$131.71	3.8
Retail postpaid I-ARPA (4)	$172.09	$164.72	4.5
Churn Detail
Retail postpaid	1.12%	1.04%
Retail	1.31%	1.28%
Retail Postpaid Connection Statistics (2)
Total smartphone postpaid phone base	92.7%	90.7%
Total Internet postpaid base	19.7%	19.2%
Other Operating Statistics
Capital expenditures (in millions)	$2,044	$2,367	(13.6)
Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

(3)	Retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(4)	Retail postpaid I-ARPA - average service revenue per account from retail postpaid account plus recurring device installment billings.
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/19	3 Mos. Ended 3/31/18	% Change

Operating Revenues
Consumer Markets	$3,153	$3,150	0.1
Enterprise Solutions	2,140	2,240	(4.5)
Partner Solutions	1,075	1,228	(12.5)
Business Markets	828	871	(4.9)
Other	68	68	—
Total Operating Revenues	7,264	7,557	(3.9)

Operating Expenses
Cost of services	4,186	4,475	(6.5)
Selling, general and administrative expense	1,606	1,479	8.6
Depreciation and amortization expense	1,560	1,534	1.7
Total Operating Expenses	7,352	7,488	(1.8)

Operating Income (Loss)	$(88)	$69	*
Operating Income (Loss) Margin	(1.2)%	0.9%

Segment EBITDA	$1,472	$1,603	(8.2)
Segment EBITDA Margin	20.3%	21.2%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Wireline – Selected Operating Statistics

Unaudited	03/31/19	03/31/18	% Change
Connections (‘000)
Fios video connections	4,398	4,597	(4.3)
Fios Internet connections	6,119	5,916	3.4
Fios digital voice residence connections	3,758	3,891	(3.4)
Fios digital connections	14,275	14,404	(0.9)
High-speed Internet (HSI) connections	854	1,050	(18.7)
Total broadband connections	6,973	6,966	0.1
Total voice connections	11,453	12,555	(8.8)

Unaudited	3 Mos. Ended 3/31/19	3 Mos. Ended 3/31/18	% Change
Net Add Detail (‘000)
Fios video connections	(53)	(22)	*
Fios Internet connections	52	66	(21.2)
Fios digital voice residence connections	(45)	(14)	*
Fios digital connections	(46)	30	*
High-speed Internet (HSI) connections	(40)	(59)	32.2
Total broadband connections	12	7	71.4
Total voice connections	(279)	(266)	(4.9)
Revenue Statistics
Fios revenues (in millions)	$3,057	$2,951	3.6
Other Operating Statistics
Capital expenditures (in millions)	$1,733	$1,673	3.6
Wireline employees (‘000)	53.2	57.2
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA, Consolidated EBITDA Margin, Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA Margin
(dollars in millions)

Unaudited	3 Mos. Ended 3/31/19	3 Mos. Ended 12/31/18	3 Mos. Ended 9/30/18	3 Mos. Ended 6/30/18	3 Mos. Ended 3/31/18

Consolidated Net Income	$5,160	$2,065	$5,062	$4,246	$4,666
Add/(subtract):
Provision (benefit) for income taxes	1,628	(698)	1,613	1,281	1,388
Interest expense	1,210	1,199	1,211	1,222	1,201
Depreciation and amortization expense	4,231	4,352	4,377	4,350	4,324
Consolidated EBITDA	$12,229	$6,918	$12,263	$11,099	$11,579

Add/subtract:
Other (income) expense, net*	$(295)	$(1,865)	$(214)	$(360)	$75
Equity in losses (earnings) of unconsolidated businesses†	6	(64)	3	228	19
Oath goodwill impairment	—	4,591	—	—	—
Severance charges	—	1,818	—	339	—
Product realignment charges‡	—	—	—	450	—
Acquisition and integration related charges‡	—	187	130	109	105
	(289)	4,667	(81)	766	199

Consolidated Adjusted EBITDA	$11,940	$11,585	$12,182	$11,865	$11,778
Consolidated Operating Revenues - Quarter to Date	$32,128				$31,772
Operating Income Margin - Quarter to Date	24.0%				23.1%
Consolidated EBITDA Margin - Quarter to Date	38.1%				36.4%
Consolidated Adjusted EBITDA Margin - Quarter to Date	37.2%				37.1%

*	Includes Pension and benefits mark-to-market adjustments and Early debt redemption costs, where applicable.

†	Includes Product realignment charges, where applicable.

‡	Excludes depreciation and amortization expense, where applicable.

Net Debt and Net Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)

Unaudited	3/31/19	12/31/18

Debt maturing within one year	$8,614	$7,190
Long-term debt	105,045	105,873
Total Debt	113,659	113,063
Less Cash and cash equivalents	2,322	2,745
Net Debt	$111,337	$110,318
Net Debt to Consolidated Adjusted EBITDA Ratio	2.3x	2.3x

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)

Unaudited	3/31/19	12/31/18

Total Debt	$113,659	$113,063
Less Secured debt	10,386	10,076
Unsecured debt	103,273	102,987
Less Cash and cash equivalents	2,322	2,745
Net Unsecured Debt	$100,951	$100,242
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.1x	2.1x

Adjusted Earnings per Common Share (Adjusted EPS)(1)
(dollars in millions, except per share amounts)

Unaudited				3 Mos. Ended 3/31/19				3 Mos. Ended 3/31/18
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.22				$1.11
Pension remeasurement credit	$(96)	$25	$(71)	(0.02)	$—	$—	$—	—
Acquisition and integration related charges	—	—	—	—	107	(25)	82	0.02
Early debt redemption costs	—	—	—	—	249	(65)	184	0.04
	$(96)	$25	$(71)	(0.02)	$356	$(90)	$266	0.06
Adjusted EPS				$1.20				$1.17

(1)	Adjusted EPS may not add due to rounding.

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin
Wireless

		(dollars in millions)

Unaudited	3 Mos. Ended 3/31/19	3 Mos. Ended 3/31/18

Operating Income	$8,466	$8,049
Add Depreciation and amortization expense	2,299	2,428
Segment EBITDA	$10,765	$10,477
Year over year change	2.7%

Total operating revenues	$22,700	$21,900
Operating Income Margin	37.3%	36.8%
Segment EBITDA Margin	47.4%	47.8%

Wireline

		(dollars in millions)

Unaudited	3 Mos. Ended 3/31/19	3 Mos. Ended 3/31/18

Operating Income (Loss)	$(88)	$69
Add Depreciation and amortization expense	1,560	1,534
Segment EBITDA	$1,472	$1,603

Total operating revenues	$7,264	$7,557
Operating Income (Loss) Margin	(1.2)%	0.9%
Segment EBITDA Margin	20.3%	21.2%